EXHIBIT 99.2

April 26, 2005
For more information contact:
Ray Braun — (419) 247-2800
Mike Crabtree — (419) 247-2800
Scott Estes — (419) 247-2800

HEALTH CARE REIT, INC.
ANNOUNCES TENDER OFFER FOR 7.625% SENIOR NOTES DUE 2008

Toledo, Ohio, April 26, 2005...Health Care REIT, Inc. (NYSE/HCN) announced today that it will commence a cash tender offer for any and all of its $100 million outstanding principal amount of 7.625% senior notes due March 2008. The tender offer will be made upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 26, 2005.

The tender offer is scheduled to expire at 5:00 p.m., Eastern time, on May 4, 2005, unless extended or earlier terminated. The company has retained Deutsche Bank Securities Inc. as the sole dealer manager in connection with this tender offer.

Under the terms of the tender offer, the total payment for the notes will be determined by reference to the fixed spread over the yield to maturity of the applicable United States Treasury reference security listed in the table below, plus accrued and unpaid interest. Holders wishing to sell securities pursuant to the offer should contact their salesperson at Deutsche Bank Securities Inc. at the telephone numbers set forth below between 9:00 a.m. and 5:00 p.m. Eastern time on any New York Stock Exchange trading day on or before the date on which the offer expires. A holder that does not have an account with the dealer manager must tender through the holder’s financial institution. Payment for tendered securities will be made in same day funds on the third New York Stock Exchange trading day following the date on which the holder accepts the offer with respect to such security.

CUSIP Number	Aggregate Principal Amount Outstanding	Title of Security	Maturity Date	U.S. Treasury Reference Security	Reference Source*	Fixed Spread

42217K AF3	$100,000,000	7.625% Notes due 2008	March 15, 2008	U.S. Treasury 3.375% Note Due 02/15/2008	PX1	0.75%

*	Refers to the page number of the Bloomberg Government Pricing Monitor.

This announcement is not a solicitation of tender with respect to any notes, nor does it constitute an offer to sell or buy any security in any jurisdiction in which such offering would be unlawful. The tender offer is being made solely pursuant to the Offer to Purchase. Questions regarding the tender offer should be directed to Deutsche Bank Securities Inc. attention: Liability Management Group at (212) 250-2955 or toll free at (866) 627-0391. Requests for documents in conjunction with this tender offer should be directed to the information agent for the tender offer, Global Bondholder Services Corporation at (866) 540-1500.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests primarily in skilled nursing and assisted living facilities. At March 31, 2005, the company had investments in 237 assisted living facilities, 153 skilled nursing facilities and eight specialty care facilities located in 35 states and managed by 51 different operators.

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; serious issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators’ difficulty in obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; changes in federal, state and local legislation; negative developments in the operating results or financial condition of operators, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with a profitable result; inaccuracies in any of the company’s assumptions; and changes in rules or practices governing the company’s financial reporting. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

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